Exhibit 10.4

Execution Version

Security Agreement

This Security Agreement, dated as of October 1, 2014 (as the same may be amended, supplemented and/or otherwise modified from time to time, this “Agreement”), is executed by Intercloud Systems, Inc., a Delaware corporation (“InterCloud”), and each other Person executing this Agreement under the heading “Debtors” on the signature pages hereof (InterCloud and such other parties being hereinafter referred to collectively as “Debtors” and individually as a “Debtor”) in favor of White Oak Global Advisors, LLC, a Delaware limited liability company, as Administrative Agent (“Secured Party”).

Recitals

A. Vaultlogix, LLC, a Delaware limited liability company (“Borrower”), the entities from time to time party thereto as guarantors, the entities from time to time party thereto as lenders (collectively, “Lenders”) and Administrative Agent have entered into are or are in the process of entering into that certain Loan and Security Agreement, dated as of the date hereof (as the same may be amended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have agreed to make certain financial accommodations to Borrower from time to time on the terms and subject to the conditions set forth therein. Each term used herein that is defined in the New York Uniform Commercial Code (as amended from time to time, the “UCC”) but is not separately defined herein has the meaning set forth in the UCC; subject to the foregoing, each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Loan Agreement. In addition, the rules of construction set forth in Section 1.2 of the Loan Agreement shall apply as if fully set forth herein, mutatis mutandis.

B. InterCloud has entered into or is in the process of entering into that certain Continuing Guaranty, dated as of the date hereof (as the same may be amended, supplemented and/or otherwise modified from time to time, the “Guaranty”) in favor of Secured Party, pursuant to which InterCloud guarantied the obligations of Borrower under the Loan Agreement.

C. As an inducement to Lenders to provide such financial accommodations to Borrower pursuant to the terms of the Loan Agreement, subject to the terms and conditions set forth therein, Debtors have agreed to provide to Administrative Agent for the benefit of Lenders, this Agreement. InterCloud, as the sole member of Borrower, will receive a direct and substantial benefit from such financial accommodations. The execution and delivery of this Agreement is among the conditions to Lenders’ and Administrative Agent’s obligations under the Loan Agreement.

Agreement

Now, Therefore, in consideration of the above recitals and for other valuable consideration, the receipt and sufficiency of which Debtors hereby acknowledge, Debtors hereby agree as follows:

Section 1. Grant of security interests.

As collateral security for the Secured Obligations (as hereinafter defined), each Debtor hereby grants to Secured Party a lien on and security interest in, and right of set-off against, and acknowledges and agrees that Secured Party has and shall continue to have a continuing lien on and security interest in, and right of set-off against, all right, title, and interest, whether now owned or existing or hereafter created, acquired or arising (or in which such Debtor has rights or the power to transfer rights to a secured party), in, to or upon all Chattel Paper, Collateral Accounts, commercial tort claims, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Permits, Supporting Obligations, Books and Records, and all other assets of such Loan Party and all Proceeds (in whatever form or nature) of the foregoing; all of the foregoing shall be referred to herein as “Collateral”; provided that, notwithstanding the foregoing, “Collateral” shall not include Excluded Property of any such Debtor. For the purposes of this Agreement, “Excluded Property” shall also include all Accounts of the Debtors (and all Proceeds thereof) and all Equity Interests of the Debtors in AW Solutions Puerto Rico, LLC and ADEX Puerto Rico LLC (and all Proceeds thereof).

Section 2. Obligations secured.

The obligations secured hereby (the “Secured Obligations”) are the payment and performance of all present and future Obligations (including all Indebtedness) of Debtors to Secured Party arising under or pursuant to the Loan Agreement, this Agreement and/or any or all of the other Loan Documents, and whether or not evidenced by an authenticated record. As used herein, the word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtors, previously, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtors may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter become unenforceable.

Section 3. Termination.

This Agreement will terminate upon either (i) the payment and performance in full of all Secured Obligations (other than unasserted contingent indemnification obligations), including the payment of all Secured Obligations existing or committed by Secured Party at the time Secured Party receives written notice from Debtors of the termination of this Agreement or (ii) the satisfaction of the conditions for the release of Secured Party’s Lien in the Collateral as described in Section 2.12(a) of the Loan Agreement.

Section 4. Obligations Of Secured Party.

Secured Party has no obligation to make any loans or other financial accommodations hereunder. Any money received by Secured Party in respect of the Collateral may be deposited, at Secured Party’s option, into a non-interest bearing account over which Debtors shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

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Section 5. Representations And Warranties Of Debtors.

Each Debtor represents and warrants to Secured Party that: (a) such Debtor’s legal name is exactly as set forth on the first page of this Agreement (or in the case of any Debtor other than InterCloud on the signature pages hereto), and such Debtor is duly organized and registered under the laws of the State of its organization; (b) such Debtor has not transacted business at any time during the immediately preceding five-year period and does not currently transact business, under any other legal names or trade names other than the prior legal names or trade names (if any) set forth on Schedule A hereto; (c) such Debtor has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (d) such Debtor has good title to all of the personal property maintained as being owned by it, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (e) such Debtor has the right to grant a security interest in that portion of the Collateral (including all Proceeds) in which it has an interest; (f) all Collateral (including all Proceeds) is genuine, free from Liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, other than Permitted Liens of the type described in Section 7.01(a) through Section 7.01(n) of the Loan Agreement (herein, “Permitted Liens”), and claims or defenses arising in the ordinary course of business; (g) where the Collateral consists of rights to payment, all such rights to payment comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution, and to Debtors’ knowledge all Persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be; (h) where the Collateral consists of equipment, such Debtor is not in the business of selling goods of the kind included within such Collateral, and such Debtor acknowledges that no sale of such Collateral, including any such Collateral which such Debtor may deem to be surplus, has been or shall be consented to or acquiesced in by Secured Party, except as specifically set forth in writing by Secured Party or as permitted under the Loan Documents; (i) all statements of fact contained herein are true and complete in all material respects; and (j) no financing statement under the UCC covering any of the Collateral, and naming any secured party other than Secured Party, is on file in any public office.

Section 6. Covenants Of Debtors.

(a)       Debtors agree in general in accordance with and subject to the terms of the Loan Agreement that are otherwise applicable to Borrower and its Subsidiaries: (i) to pay all Secured Obligations when due; (ii) to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Secured Party in the perfection, preservation, realization, enforcement and exercise of its rights, powers and remedies hereunder; (iii) to permit Secured Party to exercise its powers hereunder and under applicable law; (iv) to execute and deliver such documents as Secured Party deems reasonably necessary to create, perfect and continue the security interests and Liens contemplated hereby; and (v) not to change any Debtor’s jurisdiction of organization or the places where such Debtor keeps any material portion of the tangible Collateral without first giving Secured Party thirty (30) days prior written notice (in accordance with the notice provisions of the Loan Agreement) of the new jurisdiction or the address to which such Debtor is moving the same.

(b)       Debtors agree with regard to the Collateral, in accordance with and subject to the terms of the Loan Agreement that are otherwise applicable to Borrower and its Subsidiaries or unless otherwise expressly permitted in writing by Secured Party: (i) where applicable, to operate the Collateral in material compliance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (ii) except for Permitted Liens, not to permit any lien on the Collateral, including Liens arising from repairs to or storage of the Collateral, except in favor of Secured Party; (iii) not to sell, hypothecate or otherwise dispose of any of the Collateral or any interest therein, other than Dispositions of the type permitted to be made by Borrower or its Subsidiaries pursuant to the terms of the Loan Agreement; (iv) to permit Secured Party to inspect the Collateral at any reasonable time upon reasonable prior notice; (v) to keep, in accordance with GAAP, complete and accurate records regarding all Collateral and to permit Secured Party to inspect the same and make copies thereof at any reasonable time upon reasonable prior notice; (vi) if requested by Secured Party upon the occurrence and during the continuation of an Event of Default, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Secured Party, and to immediately endorse as appropriate and deliver such Collateral to Secured Party daily in the exact form in which they are received, together with a collection report in form reasonably satisfactory to Secured Party; (vii) from time to time, when requested by Secured Party, to prepare and deliver to Secured Party a schedule of all Collateral subject to this Agreement; and (viii) in the event Secured Party elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Secured Party in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto.

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(c)       Debtors agree that so long as any Secured Obligations remain outstanding, Debtors shall not create, incur, allow, or suffer any Lien on any Collateral other than Permitted Liens.

Section 7. Powers Of Secured Party.

Each Debtor appoints Secured Party as its true attorney-in-fact to perform any of the following powers, (which, being coupled with an interest, are irrevocable) until termination of this Agreement and may be exercised from time to time by Secured Party’s officers and employees, or any of them, whether or not a Default or an Event of Default exists (except as otherwise expressly provided herein): (a) during the existence of an Event of Default, to perform any obligation of such Debtor hereunder in such Debtor’s name or otherwise; (b) during the existence of an Event of Default, to give notice of Secured Party’s rights in the Collateral and to enforce the same and make extension agreements with respect thereto; (c) to enter onto each and every Debtor’s premises in inspecting the Collateral subject, unless an Event of Default exists, to prior reasonable notice under the circumstances as required by the Loan Agreement otherwise applicable to Borrower and its Subsidiaries; (d) during the existence of an Event of Default, to release Persons liable on rights to payment and Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (e) to release the security interests granted hereunder; (f) during the existence of an Event of Default, to resort to security in any order; (g) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Secured Party’s interest in the Collateral; (h) during the existence of an Event of Default, to receive, open and read mail addressed to any Debtor; (i) during the existence of an Event of Default, to take cash, instruments for the payment of money and other property to which Secured Party is entitled; (j) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise, in its own name or in the name of the applicable Debtor; (k) during the existence of an Event of Default, to endorse, collect, deliver and receive payment under instruments for the payment of money; (l) during the existence of an Event of Default, to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Secured Obligations; (m) during the existence of an Event of Default, to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Secured Party, at Secured Party’s sole and reasonable determination, toward repayment of the Secured Obligations or, where appropriate, replacement of Collateral; (n) during the existence of an Event of Default, to preserve or release the interest evidenced by chattel paper to which Secured Party is entitled hereunder and to endorse and deliver evidences of title incidental thereto; (o) during the existence of an Event of Default, to exercise all rights, powers and remedies which Debtors (or any of them) would have, but for this Agreement, with respect to all Collateral subject hereto; and (p) to do all acts and things and execute all documents in the name of Debtors, or any Debtor or otherwise, reasonably deemed by Secured Party as necessary, proper and convenient in connection with the preservation, perfection or, during the existence of an Event of Default, enforcement of its rights hereunder.

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Section 8. Payment Of Premiums, Taxes, Charges, Liens And Assessments.

If any Debtor fails to make any payment (a) required by Section 6.04 of the Loan Agreement (as if such Debtor were bound by the provisions of Section 6.04) or (b) necessary to maintain any insurance required by Section 6.07 of the Loan Agreement (as if such Debtor were bound by the provisions of Section 6.07), Secured Party may (so long as Secured Party determines in good faith, but otherwise in its sole discretion, the legality, validity and amount thereof), at its option, make such payment. Any such payment made by Secured Party shall be an obligation of Debtors, due and payable immediately upon demand, together with interest at the Default Rate, and shall be secured by the Collateral, subject to all terms and conditions of this Agreement.

Section 9. Debtors’ Waivers.

Subject to applicable law, each Debtor waives any right to require Secured Party to: (a) proceed against any Debtor or any other Person (including any Guarantor); (b) marshal assets or proceed against or exhaust any security held from such Debtor or any other Person (including any Guarantor); (c) give notice of the terms, time and place of any public or private sale of personal property security held from such Debtor or any other Person (including any Guarantor), or otherwise comply with the provisions of Section 9610 or 9615 of the UCC; (d) take any action or pursue any other remedy in Secured Party’s power; or (e) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of Obligations of such Debtor, any other Debtor or any other Person (including any Guarantor) held by Secured Party as security for, or which constitute in whole or in part the Indebtedness of such Debtor secured hereunder, or in connection with the creation of new or additional Indebtedness of such Debtor, any other Debtor or any other Person (including any Guarantor).

Section 10. Authorizations To Secured Party.

Each Debtor authorizes Secured Party in accordance with and subject to the terms of the Loan Agreement that are otherwise applicable to Borrower and its Subsidiaries, either before or after revocation hereof, without notice to or demand on any Debtor, and without affecting any Debtor’s liability hereunder, from time to time to: (a) during the existence of an Event of Default and subject to applicable law, apply the Collateral and direct the order or manner of sale thereof, including a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Secured Party in its discretion may determine; and (b) release or substitute any one or more of the endorsers or guarantors (including any Guarantors) of the Obligations, or any portion thereof, or any other party to the Loan Documents.

Section 11. Events Of Default.

It shall be an “Event of Default” hereunder if any Event of Default shall occur and be continuing, subject to any applicable cure period.

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Section 12. Remedies.

During the existence of any Event of Default, Secured Party shall have in accordance with the provisions of the Loan Agreement the right to declare immediately due and payable all or any Secured Obligations (to the extent any such Secured Obligations did not, pursuant to the terms of the Loan Agreement or otherwise, automatically become due and payable upon the occurrence of such Event of Default) and to terminate any commitments of Secured Party to make loans or otherwise extend credit to Borrower (to the extent any such commitment(s) did not automatically terminate upon the occurrence of such Event of Default). Secured Party shall have all other rights, powers, privileges and remedies granted to a secured party under the UCC or otherwise provided by law, including the right to contact all Persons obligated to any Debtor on or with respect to any Collateral and to instruct such Persons to deliver all Collateral directly to Secured Party. All rights, powers, privileges and remedies of Secured Party shall be cumulative. No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. During the existence of an Event of Default: (a) each Debtor will deliver to Secured Party from time to time, as requested by Secured Party, current lists of all Collateral (including all Proceeds); (b) no Debtor will dispose of any Collateral in contravention of the terms of the Loan Agreement as if such provisions were applicable to such Debtor, except on terms approved in advance in writing by Secured Party; (c) at Secured Party’s request, each Debtor will assemble and deliver all tangible personal property Collateral, and all books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party; and (d) Secured Party may, without notice to Debtors, enter onto any Debtor’s premises and take possession of Collateral. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales.

Section 13. Disposition Of Collateral.

At any time that any Event of Default has occurred and is continuing, Secured Party may transfer any Collateral into the name of Secured Party for the benefit of Lenders or a third party as the Uniform Commercial Code permits. Any proceeds of any sale or other disposition of the Collateral, or any part thereof, may be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Secured Party toward the payment of the Secured Obligations in accordance with the Loan Agreement.

Section 14. Costs, Expenses And Attorneys’ Fees.

Each of the parties hereto hereby agrees that Section 10.04 of the Loan Agreement is hereby made applicable to this Agreement hereto and agrees that such provisions are incorporated herein, mutatis mutandis.

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Section 15. General Provisions.

Presentment, protest, notice of protest, notice of dishonor and notice of nonpayment are waived with respect to any Proceeds to which Secured Party is entitled hereunder; any right to direct the application of payments or security for any of the Secured Obligations and any right to require proceedings against others or to require exhaustion of security are waived; and consent to extensions, forbearances or alterations of the terms of any of the Secured Obligations, the release or substitution of security, and the release of guarantors is given subject to this Agreement, provided that in each instance Secured Party believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Secured Obligations to which the action applies. Each Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor or all personal property of such Debtor or words of similar effect, in each case excepting therefrom the assets and properties described in the last sentence of Section 1, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor. Each Debtor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof.

Section 16. Notices.

All notices or demands of any kind hereunder shall be served upon the parties in accordance with Section 10.02 of the Loan Agreement.

Section 17. Successors And Assigns.

This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

Section 18. Governing Law; Jurisdiction; Etc.

(a) This Agreement Shall Be Governed By, And Construed In Accordance With, The Laws Of The State Of New York Without Regard To Principles Of Conflicts Of Law (other Than Section 5-1401 And Section 5-1402 Of The New York General Obligations Law).

(b) Each Party Hereto Irrevocably And Unconditionally Submits, For Itself And Its Property, To The Nonexclusive Jurisdiction Of The Courts Of The Supreme Court Of The State Of New York Sitting In New York County In The Borough Of Manhattan And Of The United States District Court For The Southern District Of New York, And Any Appellate Court From Any Thereof, In Any Action Or Proceeding Arising Out Of Or Relating To This Agreement Or Any Other Loan Document To Which Each Is A Party, Or For Recognition Or Enforcement Of Any Judgment, And Each Of The Parties Hereto Irrevocably And Unconditionally Agrees That All Claims In Respect Of Any Such Action Or Proceeding May Be Heard And Determined In Such State Courts Or, To The Fullest Extent Permitted By Applicable Law, In Such Federal Courts. Each Of The Parties Hereto Agrees That A Final Judgment In Any Such Action Or Proceeding Shall Be Conclusive And May Be Enforced In Other Jurisdictions By Suit On The Judgment Or In Any Other Manner Provided By Law. Nothing In This Agreement Or In Any Other Loan Document Shall Affect Any Right That Administrative Agent Or Any Lender May Otherwise Have To Bring Any Action Or Proceeding Relating To This Agreement Or Any Other Loan Document Against Any Loan Party Or Any Of Its Properties In The Courts Of Any Other Jurisdiction.

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(c) Each Party Hereto Irrevocably And Unconditionally Waives, To The Maximum Extent Permitted By Applicable Law, Any Objection That It May Now Or Hereafter Have To The Laying Of Venue Of Any Action Or Proceeding Arising Out Of Or Relating To This Agreement Or Any Other Loan Document In Any Court Referred To In Subsection (b) Of This Section 18. Each Of The Parties Hereto Hereby Irrevocably Waives, To The Maximum Extent Permitted By Applicable Law, The Defense Of An Inconvenient Forum To The Maintenance Of Such Action Or Proceeding In Any Such Court.

(d) Each Party Hereto Irrevocably Consents To Service Of Process In The Manner Provided For Notices In Section 16. Nothing In This Agreement Will Affect The Right Of Any Party Hereto To Serve Process In Any Other Manner Permitted By Applicable Law.

Section 19. Waiver Of Jury Trial.

To The Maximum Extent Permitted By Applicable Law, Each Of The Parties Hereto Hereby Waives Its Right To A Jury Trial Of Any Claim.

Section 20. Severability Of Provisions.

If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

[signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective duly authorized persons as of the date first written above.

Debtor:

InterCloud Systems, Inc., a Delaware corporation

By:	/s/ Mark Munro
Name:	Mark Munro
Title:	CEO

Security Agreement

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Accepted and agreed:

White Oak Global Advisors, LLC, as Administrative Agent

By:	/s/ Barbara J.S. McKee
Name:	Barbara J.S. McKee
Title:	Managing Member

Security Agreement

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